UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2012

PROVIDENT COMMUNITY BANCSHARES, INC.
(Exact name of Company as specified in its charter)

Delaware	1-5735	57-1001177
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2700 Celanese Road, Rock Hill, South Carolina	29732
(Address of principal executive offices)	(Zip Code)

Company’s telephone number, including area code:   (803) 325-9400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02       Results of Operations and Financial Condition.

On May 18, 2012, Provident Community Bancshares, Inc., the holding company for Provident Community Bank, N.A., announced its first quarter results for the period ended March 31, 2012.  The press release announcing financial results for the period ending March 31, 2012 is included as Exhibit 99.1 and incorporated herein by reference.

Item 5.07       Submission of Matters to a Vote of Security Holders.

The annual meeting of the stockholders of Provident Community Bancshares, Inc. (the “Company”) was held on May 16, 2012.  The final results for each of the matters submitted to a vote of stockholders at the annual meeting of stockholders are as follows:

1.         The following individuals were elected as directors, each for a three-year term by the following vote:

	FOR	WITHHELD	BROKER NON-VOTES
Russell H. Smart	876,081	35,672	421,514
Philip C. Wilkins	876,120	35,633	421,514

2.         The non-binding resolution to approve the compensation of the named executive officers was approved by the stockholders by the following vote:

FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
828,402	60,396	22,955	421,514

3.         The appointment of Elliott Davis, LLC as independent registered public accounting firm for the fiscal year ending December 31, 2012 was ratified by the stockholders by the following vote:

FOR	AGAINST	ABSTENTIONS
1,312,127	2,824	18,316

Item 9.01       Financial Statements and Exhibits.

(a)      Financial Statement of Businesses Acquired:  Not applicable

(b)      Pro Forma Information:  Not applicable

(c)      Shell Company Transactions:  Not applicable

(d)      Exhibits

           Number                   Description

           99.1                          Earnings Release Dated May 18, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROVIDENT COMMUNITY BANCSHARES, INC.

Date: May 18, 2012	By:	/s/ Dwight V. Neese
Dwight V. Neese
President and Chief Executive Officer